Exhibit 10.34

English Translation

Polysilicon Purchase & Sales Contract

Contract No.:	SCYX20071016

Signing date:	October 16, 2007

Signing place:	Chengdu, Sichuan Province

The Buyer: Zhejiang Yuhui Solar Energy Source Co., Ltd.

Address: 8 Baoqun Road, Yaozhuang Town, Jiashan, Zhejiang Province, China

Tel.: 0573-84773058 Fax: 0573-84773383

The Seller: Sichuan Yongxiang Polysilicon Co., Ltd.

Address: Zhugen Town, Wutongqiao, Leshan, Sichuan Province

Tel.: 0833-3340653 Fax: 0833-3340812

Zhejiang Yuhui Solar Energy Source Co., Ltd. (hereinafter referred to as “Party A”) and Sichuan Yongxiang Polysilicon Co., Ltd. (hereinafter referred to as “Party B”), on the basis of equality, free will and fairness, abiding by the principle of long-term cooperation and mutual development and through friendly negotiations, hereby enter into this Contract, on and subject to the terms and conditions as set forth below.

1. Subject Matter

Solar grade polysilicon (hereinafter referred to as “Goods”)

2. Quantity (ton), unit price (RMB), total amount (RMB) and delivery term

Year	2008	2009	2010	2011	2012	2013
Quantity	200	500	3,000	3,000	3,000	3,000

Unit price	90% of market price	90% of market price	95% of market price	95% of market price	95% of market price	95% of market price

Supply	Sept.~Dec., 50t/month	Jan.~Oct., 50t/month	Jan.~Oct., 300t/month	Jan.~Oct., 300t/month	Jan.~Oct., 300t/month	Jan.~Oct., 300t/month

Total quantity: 12,700 (in words: twelve thousand seven hundred) tons

Total amount: subject to actual amount dominated in RMB

Note:

1.	The said price includes VAT.

2.	Definition of market price: the price of goods (above 10 tons) on domestic spot market.

3.

Schedule to fix the price : price is determined on a quarterly basis. The price for next quarter is determined during the 20th to 30th days of the last month of each quarter. Party A and Party B will confirm the price through price determination form after they reach an agreement in a down-to-earth attitude through friendly negotiations. If no agreement is reached through negotiations, the price at which a third party agrees to purchase the same goods from Party B for the current period will prevail.

4.	Party A and Party B shall give priority to guaranteeing the quantity under this Contract. If Party B has the goods in excess of the agreed quantity, Party A shall have the preemptive right under same conditions and Party B shall give priority to supplying goods to Party A on same conditions.

5.	Both parties have taken into adequate consideration the impact of the floating factors of market energy price upon the contract price. After price determination, neither party shall delay the performance of or refuse to perform this Contract due to market price change.

3. Payment

Party A shall make payment to Party B according to the following terms:

3.1	Advance payment: including two parts. 1. The total advance payment for 2008, 2009 and 2010 is RMB 100 million. Such advance payment is averagely calculated on the basis of the total quantity of goods to be supplied in three years (3700t), i.e. advance payment per ton is approximately RMB 27,027. 2. The advance payment for 2011 to 2013 is to be determined by Party A and Party B through negotiations in August 2010.

3.2	After this Contract becomes effective, Party A shall pay RMB 50 million of the said advance payment by wire transfer to the account designated by Party B before October 31, 2007 and the remaining RMB 50 million shall be paid by wire transfer to the account designated by Party B before December 31, 2007.

3.3	Payment for goods

3.3.1	Phase I (2008, 2009 and 2010): Party B will supply goods according to the delivery schedule under this Contract. Party A shall make the payment by wire transfer to the account designated by Party B in advance according to the quantity and amount notified by Party B. Party B shall organize delivery upon receipt of payment. The advance payment for the current phase will be deducted on a time by time basis from the amount of the goods of the current phase. Party B shall provide the corresponding VAT invoice. The losses caused to Party A resulting from Party B’s failure to timely provide VAT invoice shall be borne by Party B.

3.3.2	Phase II: in principle, goods are evenly supplied during January to October of each year. Details are to be determined through negotiation by Party A and Party B in August 2010.

4. Delivery

4.1	For Phase I, both parties agree that goods are supplied in three equal installments every month within the period of this Contract. Delivery progress is specified as below:

Year	Annual Quantity (tons)	Month of delivery	Monthly Quantity	Date and Monthly Quantity
2008	200	9~12	50	Evenly supplied on the 10th, 20th and 30th days of each month

2009	500	1~10	50	Evenly supplied on the 10th, 20th and 30th days of each month

2010	3000	1~10	300	Evenly supplied on the 10th, 20th and 30th days of each month

4.2	Place of delivery is Party B’s plant. Party A shall be entitled to assign persons to make ex-factory inspections at the site.

4.3	Party B may handle the transport of goods at Party A’s request, but expenses shall be borne by Party A and paid by wire transfer in advance to the bank account designated by Party B.

4.4	Party A agrees that Party B may supply goods before September 2008 (if production permits) and Party B agrees that not less than 50% of the goods produced in advance are supplied to Party A on a priority basis. Price is to be determined by both parties through negotiations based on the principle as specified in this Contract, but the total delivery quantity of contract year remains unchanged.

5. Packaging

5.1	Packaging: provide the packaging meeting the long-distance transport requirement of goods and ensure that goods are not damaged or contaminated when they are transported to the warehouse designated by Party A, unless force majeure occurs or carrier or insurance company assumes responsibility. Goods shall be packaged in both inner and outer package (every 10kg shall be packaged in an inner and every 30kg shall be packaged in an outer package). Inner package is made of PVC and outer package is carton (paper barrel). Party B shall be fully responsible for the damage, loss or contamination of goods caused by improper packaging in transit, unless force majeure occurs or carrier or insurance company assumes responsibility.

5.2	Remarks: indicate manufacturer, production batch number, specifications, weight and date of production on outer package and inner package according to Party A’s requirements.

6. Quality Assurance

Quality of goods means that goods meet the provisions of this Contract and domestic and overseas industry standards in terms of performance, specifications, appearance, material, manufacturing, workmanship, etc. Relevant quality standards are set forth in Annex 1. Party B shall provide its formal test report for each batch of goods, at least including the technical indexes in Annex 1. Test report shall bear Party B’s common seal. Party B shall also provide its test report for trial-produced and initial batch products,

7. Inspection

7.1	After goods are transported to Party A’s warehouse, Party A will inspect goods based on the quality standards in Annex 1. Inspection method, inspection instruments and reagents are in reference to domestic and overseas industry standards. In case of any quality objection, Party A shall inform Party B by fax within 15 days of receiving goods. In case that Party B does not receive any written notice from Party A within 15 days, goods shall be deemed qualified. Upon receipt of notice, Party B shall forthwith assign persons to take the sample together with Party A’s representative and deliver them through express mail service to an independent inspection institution acceptable to both parties for re-inspection, which shall be deemed as the final result. The expenses thus incurred shall be borne by the party whose opinion is untenable. If inspection result substantiates Party A’s opinion, Party A shall be entitled to request returning or replacement of goods and Party B shall bear the direct expenses arising therefrom, including freight, warehousing expenses, labor expenses, etc.

7.2	Since the inspection carried by Party A is sample inspection, namely inspection over the sample and/or test of some performances of the sample, passing such inspection and/or test does not mean that all products comply with all quality requirements and does not exempt the supplier from its responsibility for quality compliance.

8. Insurance

Party A will cover the transport insurance of goods at its own expense. If Party A does not timely cover the transport insurance of goods, all the responsibilities and expenses thus incurred shall be borne by Party A.

9. Confidentiality

Each party undertakes that it and its directors, senior management, employees, representatives, agents, contractors and affiliates will fully respect the confidentiality of the business information of the other party. Each party hereby undertakes that it will keep confidential any and all information obtained by it from the other party or communicated to it by the other party according to this Contract (or during the discussions or negotiations before the signing of this Contract) or obtained during the performance of this Contract, will not disclose such information to any person (other than its employees who need to know such information) and it will only use such information to perform its obligations under this Contract and will not use such information for the benefit of itself or any third party. But the said obligations shall not apply to the information which:

A.	is legally possessed by recipient before the negotiations relating to this Contract;

B.	is or becomes a part of public information exclude the information public available due to breach of the article herewith;

C.	is communicated or disclosed to the recipient by a third party without a duty of confidentiality. The contents of news release are to be agreed upon by both parties.

However, either party or its affiliate (including its parent company, branch or subsidiary) may disclose the contents of this Contract according to the local regulations or the requirement of relevant government authorities where it or its affiliate is located. Either party may make normal news release with respect to the execution and contents of this Contract and the other party shall not hinder such release unreasonably.

10. Effectiveness, Term and Termination

10.1	This Contract shall be effective as of the date when it is signed and sealed by the representatives of both parties until December 31, 2013. Neither party shall terminate this Contract for any reason other than those as set forth in Articles 10 and 13. The Extension of this Contract and new transaction conditions may be reached through negotiation by both parties three months prior to the expiry of this Contract.

10.2	Should either party be prevented from performing its obligations under this Contract for more than two months due to force majeure, either party may give a written notice to terminate this Contract.

10.3	Both parties may terminate this Contract through negotiations.

10.4	If Party B is insolvent or goes bankrupt or is liquidated, Party A may promptly notify it to terminate this Contract. Such notification shall not affect any other right of Party A.

10.5	The provisions about confidentiality, quality, defaulting liabilities and resolution of disputes under this Contract shall survive the termination, revocation or invalidity of this Contract.

11. Force Majeure

Force majeure means any event that is unforeseeable and beyond the reasonable control of either party when this Contract is signed, including earthquake, typhoon, fire and flood, but excluding price fluctuation of raw materials and other market risks, government act, etc. Should either party be prevented from performing this Contract owing to an event of force majeure, it shall be exempt from defaulting liabilities, but it shall without any delay inform the other party of the occurrence of such event and within 14 days, provide the documentary evidence issued by the local government authority by EMS to the other party. In the foregoing case, the prevented party shall take all necessary measures to expedite delivery or lower the impact of force majeure.

12. Warranty

12.1	The goods sold by Party B are in a good condition and quality complies with the standards as agreed upon by both parties.

12.2	If the goods produced by Party B exceed the quantity specified under this Contract, Party A shall have the preemptive right to the excess portion on same conditions. Otherwise, Party B shall bear relevant defaulting liabilities.

12.3	Party A warrants that after the quantity under this Contract is met, especially for the contract quantity of Phase II (2011 to 2013), it will give priority to purchasing Party B’s goods on equal conditions. Otherwise, Party A shall bear relevant defaulting liabilities.

13. Defaulting Liabilities

13.1	If Party B cannot deliver goods on time due to unstable output in 2008, Party B shall pay Party A liquidated damages, which are 20% of the advance payment of delayed goods. For example, 50 tons shall be delivered in September 2008. In case that goods cannot be delivered due to production and other reasons, Party B shall bear liquidated damages of RMB 270,270 (formula: 50t * RMB 27,027 advance payment/t * 20%= RMB 270,270). The delivery of the corresponding quantity delayed for current term is deferred to 2009. Specification is to be agreed upon by both parties based on Party B’s actual production.

13.2	In the event that goods do not meet quality standards and it is agreed by both parties, Party B shall replace such goods within 10 working days.

13.3	In the event that Party B does not deliver goods to Party A for any reason other than an event of force majeure, or terminates this Contract without Party A’s written consent, or supplies goods to a third party before the quantity set forth in this Contract is completed, Party B shall pay liquidated damages of RMB 100 million to Party A and remit them by wire transfer to the account designated by Party A within 15 days of receiving Party A’s written claim.

13.4	In the event that Party B does not purchase goods from Party B for any reason other than an event of force majeure, or terminates this Contract without Party B’s written consent, or purchases goods from a third party before the quantity set forth in this Contract is completed, Party A shall pay liquidated damages of RMB 100 million to Party B and remit them by wire transfer to the account designated by Party B within 15 days of receiving Party B’s written claim.

13.5	Others are subject to the Contract Law of the People’s Republic of China.

14. Applicable Law and Resolution of Disputes

14.1	This Contract shall be governed by and construed in accordance with the laws of the People’s Republic of China.

14.2	Any dispute arising from or out of or in connection with this Contract, including any question regarding its existence, validity, breach or termination, shall be first resolved by both parties through friendly negotiations. In case no resolution can be reached, either party may bring a lawsuit with the court in the place where this Contract is performed.

15. Miscellaneous

15.1	This Contract is executed in two originals in Chinese, one for each party hereto.

15.2	No amendment to this Contract shall be of any effect or force unless through a written supplementary agreement between both parties. Any manual addition, alteration or mending of this Contract by either party shall be invalid and illegal.

15.3	Party B agrees that Party A may transfer any of its rights and obligations under this Contract to any of its affiliates, i.e. its parent company, subsidiary or any entity which is under common control with Party A. Party B shall sign an agreement containing the same conditions hereunder with any of Party A’s affiliates.

15.4	No failure on the part of either party to require the performance of any term or condition of this Contract shall operate as a waiver thereof.

15.5	Should any provision of this Contract be held invalid, illegal or unenforceable to any extent, such provision shall be deleted from the main body of this Contract and the remaining provisions of this Contract shall remain in force to the maximum extent permitted by law.

15.6	No failure on the part of either party to exercise, and no delay on its part in exercising any right, power or privilege under this Contract shall operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege.

15.7	This Contract and its annexes constitute the entire agreement between both parties with respect to the subject matter hereof and replace and supersede all prior negotiations and agreements between both parties with respect to the subject matter hereof.

15.8	The annexes hereto form an integral part of this Contract and have the same legal effect as the terms of the main body of this Contract. In case of any discrepancy between the main body of this Contract and its annexes, the former shall prevail.

Zhejiang Yuhui Solar Energy Source Co., Ltd. (seal)

Representative (signature):	/s/

Sichuan Yongxiang Polysilicon Co., Ltd. (seal)

Representative (signature):	/s/